                                                                      EXHIBIT 99


JR Courtenay (N.Z.) Limited

Consolidated Financial Statements

For the year ended 31 March 1998
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JR Courtenay (N.Z.) Limited

Financial Statements

For the year ended 31 March 1998



INDEX                                                               PAGE


Consolidated balance sheet                                           1

Consolidated statement of operations                                 2

Consolidated statement of  cash flows                                3

Consolidated statement of stockholders' equity                       4

Notes to the financial statements                                 5-11

Report of Independent Chartered Accountants                         12
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JR Courtenay (N.Z.) Limited                                            Page 1

Consolidated Balance Sheet

As at 31 March 1998
(In thousands of New Zealand dollars)




ASSETS                                                              1998
CURRENT ASSETS
Cash                                                                   541
Trade receivables (less allowance for doubtful debts of $141)        5,743
Inventories                                                          5,502
Prepaid expenses and other                                             361
Tax receivable                                                          30
                                                                   -------
TOTAL CURRENT ASSETS                                                12,177

Property, plant and equipment, at cost                               7,861
Less: accumulated depreciation and amortisation                     (2,487)
                                                                    ------
                                                                     5,374
OTHER NON-CURRENT ASSETS
Long term trade loan                                                   349
Future income tax benefit                                              197
                                                                    ------
TOTAL ASSETS                                                        18,097
                                                                    ======
LIABILITIES & SHAREHOLDERS EQUITY

CURRENT LIABILITIES
Bank overdraft                                                         871
Short term borrowings - current                                         31
Owing to related parties                                             3,464
Accounts payable                                                     2,842
Income taxes payable                                                   301
Accrued expenses                                                       849
                                                                    ------
TOTAL CURRENT LIABILITIES                                            8,358

Deferred income taxes                                                  866
                                                                    ------
TOTAL LIABILITIES                                                    9,224
                                                                    ------
STOCKHOLDERS EQUITY
Common stock (1,000 shares authorised and issued)                    1,000
Foreign currency translation reserve                                   626
Retained earnings                                                    7,247
                                                                    ------

                                                                     8,873
                                                                    ------
COMMITMENTS AND CONTINGENCIES (SEE NOTE 6)
                                                                    18,097
                                                                    ======

The accompanying notes form an integral part of these financial statements.
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JR Courtenay (N.Z.) Limited                                            Page 2

Consolidated Statement of Operations

For the year ended 31 March 1998
(In thousands of New Zealand dollars)



REVENUE
Product sales                                           35,970
                                                        ------
TOTAL NET REVENUES                                      35,970
                                                        ------
COST AND EXPENSES
Cost of sales                                          (23,194)
Selling, general and administrative                     (8,407)
Depreciation and amortization                             (733)
Research and development                                  (166)
Loss on sale of fixed assets                               (24)
                                                        ------
                                                       (32,524)
                                                        ------
Operating income                                         3,446

OTHER INCOME AND EXPENSE
Interest income                                             46
Interest expense                                           (78)
                                                        ------
Income before taxes                                      3,414
Income tax expense                                      (1,257)
                                                        ------
NET INCOME                                               2,157
                                                        ======


The accompanying notes form an integral part of these financial statements.
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JR Courtenay (N.Z.) Limited                                            Page 3

Consolidated Statement of Cash Flows

For the year ended 31 March 1998
(In thousands of New Zealand dollars)



CASH FLOWS FROM OPERATING ACTIVITIES:
Cash was provided from:
Customer receipts                                          36,577
Interest received                                              46
                                                          -------
                                                           36,623
                                                          -------
CASH WAS APPLIED TO:
Pay suppliers and employees                               (28,936)
Interest paid                                                 (78)
Tax paid                                                     (818)
                                                          -------
NET CASH INFLOW FROM OPERATING ACTIVITIES                   6,791

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                         (610)
Dispositions of property, plant and equipment                 260
                                                          -------
NET CASH USED FOR INVESTING ACTIVITIES                       (350)
                                                          -------
Cash flows from financing activities:
Payment of dividend on common stock                        (6,275)
Decrease in borrowings                                        (50)
                                                          -------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES       (6,325)
                                                          -------
Net change in cash held                                       116

Effects of exchange rate on foreign currency balance            6
Cash at beginning of year                                     419
                                                          -------
CASH AT END OF YEAR                                           541
                                                          =======



The accompanying notes form an integral part of these financial statements.
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JR Courtenay (N.Z.) Limited                                             Page 4

Consolidated Statement of Stockholders' Equity

For the year ended 31 March 1998
(In thousands of New Zealand dollars)



                               COMMON STOCK     FOREIGN
                             -----------------  CURRENCY RETAINED
                             SHARES     AMOUNT  RESERVE  EARNINGS     TOTAL


Balance at 31 March 1997       1,000     1,000       95     7,668     8,763

Cash dividend                                              (2,578)   (2,578)

Other movements                                     531                 531

Net income                                                  2,157     2,157
                               -----     -----    -----     -----     -----
BALANCE AT 31 MARCH 1998       1,000     1,000      626     7,247     8,873
                               =====     =====    =====     =====     =====




The accompanying notes form an integral part of these financial statements.

JR Courtenay (N.Z.) Limited                                             Page 5

Notes to the Financial Statements

For the year ended 31 March 1998


1.   STATEMENT OF ACCOUNTING POLICIES

(I)   BASIS OF REPORTING/DESCRIPTION OF BUSINESS

      The financial statements presented here are the consolidated financial statements of the group comprising JR Courtenay (N.Z.) Ltd and its wholly owned subsidiaries - Courtenay Polymers Pty Ltd based in Australia and Nandella Holdings Limited based in New Zealand.

      The group operates in the rotational moulding industry processing resin into powder form to be used by customers for production of thermo plastic products.

      Effective on 31 March 1998 the group was sold to ICO Inc., a publicly listed company based in Houston, Texas USA which operates in the oil field service and petrochemical processing industries.

      These financial statements have been prepared in conformity with accounting principles generally accepted within the United States.

(II)  BASIS OF CONSOLIDATION

      The consolidated financial statements include the holding company and its subsidiaries accounted for using the purchase method. Subsidiaries include in-substance subsidiaries being companies or entities controlled by the holding company. All significant intercompany transactions and balances are eliminated on consolidation.

(III) FIXED ASSETS

      All fixed assets are recorded at cost initially and depreciated using the straight line method over the estimated useful lives of the various classes of assets as follows:

      CLASSIFICATION               YEARS

      Leasehold improvements       10 years
      Plant and equipment          15-25 years
      Motor vehicles               5 years
      Office furniture & fittings  5 years
      Office equipment             5 years
      Computer software            5 years

(IV)  INVENTORIES

      Inventory and work-in-progress are stated at the lower of cost and net realisable value. Cost is principally determined on FIFO basis and, in the case of manufactured goods, includes direct materials, labor and direct production overheads associated with putting the inventories in their present location and condition.

(V)   REVENUE AND RELATED COST RECOGNITION

      For product sales, revenues and related expenses are recognised when title is transferred, generally when the products are shipped.
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JR Courtenay (N.Z.) Limited                                             Page 6

Notes to the Financial Statements

For the year ended 31 March 1998


1.     STATEMENT OF ACCOUNTING POLICIES (CONTINUED)

(VI)   ACCOUNTS RECEIVABLE

       Accounts receivable are stated at estimated realisable value, after due allowance for amounts which are not considered recoverable.

(VII)  RESEARCH AND DEVELOPMENT

       All research and development projects are written off as incurred.

(VIII) CURRENCY TRANSLATION

       Amounts in foreign currencies are translated using the translation procedures specified in SFAS No. 52, "foreign currency translation". Amounts receivable and payable in foreign currencies at balance date have been converted at rates of exchange approximating those ruling at balance sheet date.

       Transactions in overseas currencies during the year have been converted at the rates approximating the monthly average exchange rates for the month the transaction occurred.

       Gains and losses arising from exchange fluctuations are taken to the statement of operations in the period in which they arise.

       Exchange gains and losses and hedging costs arising on contracts entered into as hedges of specific revenue or expense transactions are deferred until the date of such transactions at which time they are included in the determination of such revenue and expenses.

       Assets and liabilities of independent overseas subsidiaries are translated at exchange rates existing at balance date and the exchange gain or loss arising on translation is carried direct to a foreign currency translation reserve.

       Net foreign currency transaction gains or losses are not material in the periods presented.

(IX)   CONCENTRATION OF CREDIT RISK

       The group's accounts receivable, is not subject to significant concentration of credit risk. Receivables are spread over a number of customers. The group regularly evaluates the financial structure of its customers which is generally considered sound.

(X)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The group's financial instruments consist of cash, accounts receivable and accounts payable. The carrying amounts of cash, accounts receivable and accounts payable approximate fair value due to the highly liquid nature of these short term instruments.
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JR Courtenay (N.Z.) Limited                                             Page 7

Notes to the Financial Statements

For the year ended 31 March 1998

1.     STATEMENT OF ACCOUNTING POLICIES (CONTINUED)

(XI)   INCOME TAX

       The group adopts the liability method of tax effect accounting on a comprehensive basis. The tax effect of temporary differences which arise from items recorded in different periods for income tax and accounting purposes are carried forward on the balance sheet as a deferred tax liability. Deferred tax assets arising from temporary differences are not recorded unless it is more likely than not that the asset will be realised.

       The recovery of deferred tax assets (both recognised and unrecognised) is contingent upon sufficient taxable income being earned in future periods, continuation of relevant tax laws and the group continuing to comply with the appropriate legislation.

(XII)  LEASED ASSETS

       Capital lease

       Assets acquired under capital leases are included as fixed assets in the balance sheet. Capital leases effectively transfer from the lessor to the lessee substantially all the risks and benefits of ownership of the leased property. Leased assets are recognised initially at the lower of the present value of the minimum lease payments or their fair value and depreciated on the same basis as equivalent fixed assets.

       A corresponding liability is also established and each lease payment is allocated between the liability and interest expense.

       Operating leases

       Other leases where all the risks and benefits of ownership are effectively retained by the lessor are classified as operating leases. Operating lease payments are charged to expense over the periods of expected benefit.

(XIII) ASSESSMENT OF IMPAIRMENT OF LONG LIVED ASSETS

       The group reviews property, plant and equipment, and intangibles for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable and an estimate of future undiscounted cash flow is less than the carrying amount of the asset. Impairment is recorded based on a determination of fair market value as compared to carrying value.

(XIV)  USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Management believes that the estimates are reasonable.

(XV)   FOREIGN CURRENCY HEDGES

       The group routinely enters into foreign exchange forward contracts to hedge against movements in US dollar amounts. The group does not use derivative financial instruments for speculative purposes.

JR Courtenay (N.Z.) Limited                                             Page 8

Notes to the Financial Statements

For the year ended 31 March 1998

     At 31 March 1998 the group had open contracts which had an unrealized gain amount of NZ$47,195. These open contracts mature at various dates over the following two months.


2.   INVENTORIES                                                    NZ$'000
INVENTORIES AT 31 MARCH 1998 CONSISTED OF THE FOLLOWING:
Raw materials                                                        1,462
Work in progress                                                       627
Finished goods                                                       3,413
                                                                    ------
                                                                     5,502
                                                                    ======
3.   FIXED ASSETS
FIXED ASSETS, AT COST, CONSISTED OF THE FOLLOWING AT 31 MARCH 1998:

LEASEHOLD IMPROVEMENTS
At cost                                                                492
PLANT AND EQUIPMENT
At cost                                                              6,441
FURNITURE AND FITTINGS
At cost                                                                121
MOTOR VEHICLES
At cost                                                                434
COMPUTER EQUIPMENT
At cost                                                                373
                                                                    ------
                                                                     7,861
Accumulated depreciation                                             2,487
                                                                    ------
                                                                     5,374
                                                                    ======

Depreciation expense for the year ended 31 March 1998 was approximately
$718,000.


4.   LOANS PAYABLE TO RELATED  PARTIES

(A)  ICO INC.
     Unsecured, repayable on demand, not subject to interest         2,887

(B)  JR COURTENAY INVESTMENTS LTD
     Unsecured, subject to interest at 11% p.a. repayable on
     30 June 1998                                                      577
                                                                    ------
                                                                     3,464
                                                                    ======
5.   BANK OVERDRAFT

The bank overdraft is secured by a floating charge over all assets of the group, and is subject to interest at the prevailing overdraft interest rates (13.9% at 31 March 1998).

JR Courtenay (N.Z.) Limited                                             Page 9

Notes to the Financial Statements

For the year ended 31 March 1998


6.    COMMITMENTS AND CONTINGENCIES

The group is involved in various legal proceedings and claims arising in the ordinary course of business. In the opinion of management, the amount of ultimate liability in respect of these actions will not materially affect the financial position or future results of the group.


7.    RELATED PARTY TRANSACTIONS

There are no related party transactions which are material to the group. Loans payable to related parties are discussed in Note 4.


8.    INCOME TAX

A reconciliation of the income tax expense/(benefit) at the statutory rate to the group's effective rate is as follows:

                                                             NZ$'000

Tax expense/(benefit) at statutory rate                        1,127
Non-deductible expenses and other, net                            73
Foreign tax rate differential                                     57
                                                               -----
                                                               1,257
                                                               =====
Deferred tax assets/(liabilities) result from the cumulative effect of temporary differences in the recognition of expenses/(revenues) between tax returns and financial statements. The significant components of the balances are as follows:

                                                              NZ$'000
DEFERRED TAX ASSETS
Bad debt allowance                                                104
Compensation accruals                                              69
Other timing differences                                           24
                                                                -----
                                                                  197
DEFERRED TAX LIABILITIES
Depreciation                                                     (815)
Other timing differences                                          (51)
                                                                -----
                                                                 (866)

Valuation allowance on deferred tax assets                          -
                                                                -----
Net deferred tax assets/(liabilities)                            (669)
                                                                =====
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JR Courtenay (N.Z.) Limited                                             Page 10

Notes to the Financial Statements

For the year ended 31 March 1998


9.    SALES TO MAJOR CUSTOMERS

The group has a diverse range of customers which are primarily locally based. During the year the group had sales to two customers in excess of ten percent of total sales. The group made sales of approximately NZ$10.4 million and NZ$5.6 million to T.E.A.M. Poly Pty Limited and Linpac Polycast Pty, respectively.


10.   RECONCILIATION OF NET INCOME AFTER TAX TO NET OPERATING CASH FLOW


                                                                            NZ$'000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income after tax                                                          2,157

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY (USED FOR)
OPERATING ACTIVITIES:
Depreciation and amortization                                                   733
Loss on disposition of property, plant and equipment                             24

Changes in assets and liabilities
  Trade receivables                                                             893
  Inventories                                                                   715
  Prepaid expenses and other assets                                            (242)
  Income tax                                                                    (19)
  Deferred tax                                                                  364
  Accounts payable                                                           (1,101)
  Accrued expenses and others                                                 2,396
  Bank overdraft                                                                871
                                                                            -------
TOTAL ADJUSTMENTS                                                             4,634
                                                                            -------
Net cash provided by/(used for) operating activities                          6,791
                                                                            =======

11.   FOREIGN OPERATIONS INFORMATION

The group operates in the same industry in the following two countries:

                                       NEW ZEALAND   AUSTRALIA    TOTAL
                                         NZ$'000      NZ$'000    NZ$'000
Net revenue (including interest)
Year ended 31 March 1998                     9,967      26,049    36,016

Operating income
Year ended 31 March 1998                     1,777       1,669     3,446

Identifiable assets
At year end 31 March 1998                    6,654      11,443    18,097

JR Courtenay (N.Z.) Limited                                             Page 11

Notes to the Financial Statements

For the year ended 31 March 1998



12.   EMPLOYEE BENEFIT PLANS

The group contributes to benefit plans for employees of both JR Courtenay (N.Z.) Limited and Courtenay Polymers Pty Limited.

Employees of JR Courtenay (N.Z.) Limited are eligible for participation in the staff superannuation scheme upon completing six months of service. Under the provisions of the scheme, the company contributes between 5-10% of gross salary/wages for each participant depending on the number of years of service. In addition, each eligible employee may contribute 5% of their gross salary/wages.

Courtenay Polymers Pty Limited does not operate a superannuation scheme on behalf of its employees. However, as required by Australian law the company does contribute to an independent superannuation scheme for each employee. Contributions are made to selected superannuation schemes at an amount of 6% of employees gross salary/wages.

Total expense for the employee benefit plans included in the consolidated results of operations for year was approximately $161,522.

Report of Independent Chartered Accountants

To the Board of Directors and Shareholders of JR Courtenay (N.Z.) Limited


In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of JR Courtenay (N.Z.) Limited and its subsidiaries at March 31, 1998 and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles in the United States of America. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/   Price Waterhouse
Price Waterhouse
Auckland, New Zealand
10 June 1998